                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:

     / / Preliminary Proxy Statement       / / Confidential, for Use of the

                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))

     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                          LDDS COMMUNICATIONS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------


     /X/ Fee paid previously with preliminary materials.


     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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
                          [LDDS COMMUNICATIONS LOGO]

                             515 EAST AMITE STREET
                        JACKSON, MISSISSIPPI 39201-2702

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                            Jackson, Mississippi
April 27, 1995

     The annual meeting of the shareholders of LDDS Communications, Inc., a Georgia corporation (the "Company"), will be held on Thursday, May 25, 1995, at 10:00 a.m. local time, at 515 East Amite Street, Jackson, Mississippi, for the purposes of:

          1. electing a Board of twelve directors;

          2. considering and acting upon a proposal to amend the Company's Amended and Restated Articles of Incorporation to change the Company's name to "WorldCom, Inc." from "LDDS Communications, Inc."; and

          3. transacting such other business as properly may come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on April 6, 1995, will be entitled to receive notice of, and to vote at, the meeting.

     A copy of the Company's Annual Report for 1994 accompanies this notice.

                                             By Order of the Board of Directors

                                                       CARL J. AYCOCK
                                                         Secretary

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY. A RETURN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                           LDDS COMMUNICATIONS, INC.
                             515 EAST AMITE STREET
                        JACKSON, MISSISSIPPI 39201-2702

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

                            SOLICITATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of LDDS Communications, Inc., a Georgia corporation (the "Company"), for use at the annual meeting of the Company's shareholders to be held at 515 East Amite Street, Jackson, Mississippi, on Thursday, May 25, 1995, at 10:00 a.m. local time and at any adjournments thereof. Shareholders of record at the close of business on April 6, 1995 (the "Record Date"), will be entitled to receive notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please return your executed proxy in the enclosed envelope and the shares represented thereby will be voted in accordance with your wishes. The first mailing of proxies to shareholders will occur on or about April 27, 1995. If, after sending in your proxy, you decide to vote in person or desire to change the voting instructions on your proxy or revoke your proxy, you may do so by notifying the Secretary of the Company in writing of such revocation at any time prior to the voting of the proxy, by submitting a later-dated proxy or by attending the meeting and voting in person.

     On September 15, 1993, Metromedia Communications Corporation, a Delaware corporation ("MCC"), merged into Resurgens Communications Group, Inc., a Georgia corporation ("Resurgens"). Immediately thereafter, LDDS Communications, Inc., a Tennessee corporation ("LDDS-TN"), merged into Resurgens, whereupon the name of Resurgens was changed to "LDDS Communications, Inc." (the "Surviving Corporation"). Such mergers are hereinafter referred to collectively as the "Mergers" and individually as a "Merger." Although from a corporate law perspective Resurgens was the survivor in both Mergers, for accounting purposes, LDDS-TN was the survivor of the second Merger. The executive officers of LDDS-TN at the time of the Mergers became the executive officers of the Surviving Corporation and the Board of Directors of the Surviving Corporation consisted of seven members selected by LDDS-TN and three members selected by Metromedia Company, a Delaware general partnership and formerly the sole stockholder of MCC ("Metromedia"). Accordingly, unless otherwise provided herein, all references to and information regarding the Company contained in this Proxy Statement relate to LDDS-TN prior to the Mergers and to the Surviving Corporation after the Mergers.

                         ACTION TO BE TAKEN UNDER PROXY

     SHARES WILL BE VOTED AS INSTRUCTED IN THE ACCOMPANYING PROXY ON EACH MATTER SUBMITTED TO THE VOTE OF SHAREHOLDERS. IF ANY DULY-EXECUTED PROXY IS RETURNED WITHOUT VOTING INSTRUCTIONS, THE PERSONS NAMED AS PROXIES THEREON INTEND TO VOTE ALL SHARES REPRESENTED BY SUCH PROXY AS FOLLOWS:

          (1) FOR the election of the persons named herein as nominees for directors of the Company to hold office until the 1996 annual meeting of the Company's shareholders and until their successors have been duly elected and qualified;

          (2) FOR the amendment of Article One of the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to change the Company's name to "WorldCom, Inc." from "LDDS Communications, Inc."; and

          (3) according to their best judgment on the transaction of such other business as properly may come before the meeting or any adjournments thereof.

                               COMPANY SECURITIES

     On the Record Date, there were issued and outstanding 161,046,363 shares of Common Stock, 10,896,785 shares of Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock (the "Series 1 Preferred Stock") and 2,000,000 shares of Series 2 6.5% Cumulative Senior Perpetual Convertible Preferred Stock (the "Series 2 Preferred Stock").

     The holders of shares of Common Stock issued and outstanding are entitled to cast one vote per share on all matters voted on by the holders of Common Stock generally, including the election of directors, other than those directors to be elected by the holders of the Series 1 Preferred Stock as described below. The shares of Common Stock do not carry cumulative voting rights.

     The shares of Series 1 Preferred Stock and Series 2 Preferred Stock are currently convertible into shares of Common Stock at the option of the holders. On the Record Date, the shares of Series 1 Preferred Stock and Series 2 Preferred Stock issued and outstanding were convertible into an aggregate of 21,876,976 shares and 4,233,087 shares, respectively, of Common Stock.

     The holders of Series 1 Preferred Stock and Series 2 Preferred Stock are entitled to vote together with holders of Common Stock as a single class on issues presented to a vote of the Company's shareholders, on an as-if-converted basis, except under certain conditions when such holders are entitled to vote as a separate class, including the class voting rights of the Series 1 Preferred Stock in the election of directors as described below. Presently, the holders of a majority of the shares of the Series 1 Preferred Stock are entitled to elect three members of the Company's Board of Directors. Neither the shares of Series 1 Preferred Stock nor the shares of Series 2 Preferred Stock carry cumulative voting rights.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     As of the Record Date, the following persons, individually or as a group, were known to the Company to be deemed to be the beneficial owners of more than five percent of the issued and outstanding Common Stock, each of which persons has sole voting and investment power over such Common Stock, except as set forth in the footnotes hereto:


                                                                AMOUNT AND
                    NAME AND ADDRESS OF                     NATURE OF EXISTING          PERCENT
                      BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP(1)     OF CLASS(1)
    ----------------------------------------------------  -----------------------     -----------
    Metromedia Company..................................         30,855,983(2)            16.3%
      One Meadowlands Plaza
      East Rutherford, New Jersey 07073
    ALLTEL Corporation ("ALLTEL").......................         13,342,606                8.3%
      One Allied Drive
      Little Rock, Arkansas 72202


- ---------------


(1) Based upon 161,046,363 shares of Common Stock issued and outstanding plus, as to the holder thereof only, conversion of all derivative securities that are convertible currently or within 60 days after the Record Date.



(2) Includes 21,876,976 shares issuable upon conversion of the Series 1 Preferred Stock, and 6,213,952 shares issuable upon the exercise of warrants. Metromedia is a Delaware general partnership of which the sole partners are a trust affiliated with John W. Kluge, Chairman of the Company, and Stuart Subotnick, a director of the Company. Mr. Kluge is Chairman and President of Metromedia. Mr. Subotnick is Executive Vice President of Metromedia.


     All of the 10,896,785 outstanding shares of Series 1 Preferred Stock are held by Metromedia. On the Record Date, the shares of Series 1 Preferred Stock were convertible into 21,876,976 shares of Common Stock, representing 12.0% of the outstanding Common Stock.

     To the knowledge of the Company, 999,705 shares, or approximately 50%, of the 2,000,000 outstanding shares of Series 2 Preferred Stock are owned by The 1818 Fund, L.P., 63 Wall Street, New York, NY 10005. The general and managing partner of The 1818 Fund, L.P. is Brown Brothers Harriman & Co. ("Brown Brothers"), which has designated its partners T. Michael Long and Lawrence C. Tucker the sole and exclusive partners having voting and investment power with respect to the Common Stock into which said Series 2 Preferred Stock is convertible. On the Record Date, the 999,705 outstanding shares of Series 2 Preferred Stock owned by The 1818 Fund, L.P. were convertible into 2,115,919 shares of Common Stock, representing 1.3% of the outstanding Common Stock.


                        SECURITY OWNERSHIP OF MANAGEMENT


     The following table sets forth the beneficial ownership of Common Stock, as of the Record Date, by each nominee for election as a director, each director, the named executive officers and by all persons, as a group, who are currently directors and executive officers of the Company. Each nominee, director or executive officer has sole voting and investment power over the shares listed opposite his or her name except as set forth in the footnotes hereto.



                           NAME OF                            NUMBER OF SHARES          PERCENT
                       BENEFICIAL OWNER                     BENEFICIALLY OWNED(1)     OF CLASS(1)
    ------------------------------------------------------  ---------------------     -----------
    Carl J. Aycock........................................           463,178(2)          *
    Max E. Bobbitt........................................            52,646(3)          *
    Charles T. Cannada....................................           143,455(4)          *
    Danny M. Dunnaway.....................................            36,578(5)          *
    Bernard J. Ebbers.....................................         7,309,103(6)            4.5%
    Francesco Galesi......................................         1,489,668(7)          *
    Stiles A. Kellett, Jr.................................           914,431(8)          *
    Silvia Kessel.........................................             3,000(9)          *
    John W. Kluge.........................................        30,858,983(10)          16.3%
    Gregory A. LeVert.....................................           100,000(11)         *
    John A. Porter........................................         2,370,261(12)           1.5%
    Stuart Subotnick......................................        30,858,983(13)          16.3%
    Lawrence C. Tucker....................................         2,124,553(14)           1.3%
    Roy A. Wilkens........................................               -0-             *
    All Directors and Current Executive Officers as a
      Group (14 persons)..................................        43,839,588(15)          23.1%


- ---------------

  *  Less than one percent.

 (1) Based upon 161,046,363 shares of Common Stock issued and outstanding plus, as to the holder thereof only, conversion of all derivative securities that are convertible currently or within 60 days after April 6, 1995.

 (2) Includes 2,788 shares owned by Mr. Aycock's spouse, 34,658 shares purchasable upon exercise of options, and 1,656 shares held as custodian for children.

 (3) Includes 8,756 shares purchasable upon exercise of options.

 (4) Includes 139,786 shares purchasable upon exercise of options.

 (5) Includes 34,658 shares purchasable upon exercise of options and 1,784 shares held as custodian for children.

 (6) Includes 18,216 shares held as custodian for children, 387,848 shares purchasable upon exercise of options and 431,774 shares owned by Mr. Ebbers' spouse, as to which Mr. Ebbers shares voting and investment power.

 (7) Consists of 1,480,912 shares owned by Rotterdam Ventures, Inc., of which Mr. Galesi is sole shareholder; and 8,756 shares purchasable upon exercise of options.

 (8) Includes 8,000 shares owned by Mr. Kellett's spouse; 49,312 shares held by or in trust for children; 10,000 shares held as trustee for nephew; and 34,658 shares purchasable upon exercise of options.


 (9) Consists of 3,000 shares purchasable upon exercise of options.


(10) A total of 30,855,983 of these shares are beneficially owned by Metromedia, of which Mr. Kluge is Chairman and President. The amount shown includes 21,876,976 shares issuable upon conversion of the Series 1 Preferred Stock, and 6,213,952 shares issuable upon the exercise of warrants. Also includes 3,000 shares purchasable upon exercise of options.


(11) Consists of 100,000 shares purchasable upon exercise of options.


(12) Includes 125,686 shares held as custodian or trustee for children; 26,024 shares purchasable upon exercise of options; and 100,000 shares owned by spouse, as to which beneficial ownership is disclaimed.



(13) A total of 30,855,983 of these shares are beneficially owned by Metromedia, of which Mr. Subotnick is Executive Vice President. The amount shown includes 21,876,976 shares issuable upon conversion of the Series 1 Preferred Stock, and 6,213,952 shares issuable upon the exercise of warrants. Also includes 3,000 shares purchasable upon exercise of options.



(14) A total of 2,115,919 of these shares are beneficially owned by The 1818 Fund, L.P. Brown Brothers is the general and managing partner of The 1818 Fund, L.P. and Mr. Tucker, as a general partner of Brown Brothers, shares voting and investment power with respect to such securities. Also includes 8,634 shares purchasable upon exercise of options.



(15) Includes 28,969,366 shares purchasable upon exercise of options or warrants or conversion of Series 1 Preferred Stock.


                         ITEM 1. ELECTION OF DIRECTORS

     The Company's Bylaws provide that the Board of Directors shall consist of not less than three directors, with the number to be determined from time to time by the Board of Directors, subject to the terms of the Series 1 Preferred Stock (the "Series 1 Preferred Terms") set forth in the Articles of Incorporation. The action of the Board of Directors and the Series 1 Preferred Terms currently fix at twelve the number of directors constituting the Board of Directors of the Company. Accordingly, twelve directors are to be elected at the 1995 annual meeting as hereinafter provided.


     Danny M. Dunnaway, whose term expires at the 1995 annual meeting, is not standing for re-election and will retire from the Board as of the 1995 annual meeting. Mr. Dunnaway has managed a private portfolio since 1987. Lawrence C. Tucker has been selected by the Nominating Committee as the nominee to replace Mr. Dunnaway.



     In March 1995, the Board of Directors increased the number of directors constituting the Board of Directors of the Company from ten to twelve. Gregory
A. LeVert and Roy A. Wilkens were appointed by the Board of Directors to serve as directors until the next annual meeting and until their successors are duly elected and qualified. All nominees have indicated their willingness to serve if elected and all nominees, except for Mr. Tucker, are currently directors of the Company. Should any nominee named herein for election become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his or her stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause any nominee to be unavailable. The Board of Directors recommends a vote "FOR" the election of all of the listed nominees.


     Directors, other than those to be elected pursuant to the Series 1 Preferred Terms as described below, are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of the shareholders at which a quorum of the voting group involved is present. A majority of the votes entitled to be cast in the election by the voting group constitutes a quorum of that voting group for the election, except with respect to the Series 1 Preferred Stock. A majority of the total number of shares of Series 1 Preferred Stock outstanding and entitled to vote at the time of the meeting constitutes a quorum of the holders of the Series 1 Preferred Stock. The absence of a quorum with respect to the Series 1 Preferred Stock will not prevent the election of directors other than those to be elected by the holders of the Series 1 Preferred Stock. Similarly, the absence of a quorum of the holders of shares of any other class or series of capital stock of the Company will not prevent the election of the directors to be elected by the holders of the Series 1 Preferred Stock.

     Shares as to which voting authority is withheld will be considered present for purposes of determining the presence of a quorum at the annual meeting but as not entitled to vote, and not voted, for purposes of the election of directors. Shares as to which a broker indicates it has no discretion to vote and which are not voted will be considered not present at such meeting for purposes of determining the presence of a quorum and as unvoted for the election of directors.


     Pursuant to the applicable provisions of the Articles of Incorporation, holders of shares of Common Stock and Series 2 Preferred Stock currently are entitled to vote as a single class in the election of nine of the twelve directors to be elected at the annual meeting and holders of shares of Series 1 Preferred Stock currently are entitled to vote as a single class in the election of the remaining three directors. Messrs. Aycock, Bobbitt, Ebbers, Galesi, Kellett, LeVert, Porter, Tucker and Wilkens have been nominated by the Board of Directors to stand for election by the holders of Common Stock and Series 2 Preferred Stock. Ms. Kessel and Messrs. Kluge and Subotnick have been nominated by the Board of Directors to stand for election by the holders of Series 1 Preferred Stock. Each outstanding share of Common Stock is entitled to one vote in the election and each holder of Series 2 Preferred Stock is entitled to cast the number of votes per share of such Series 2 Preferred Stock as is equal to the number of votes that such holder would be entitled to cast had such holder converted the shares of Series 2 Preferred Stock held into Common Stock on the Record Date. Each holder of Series 1 Preferred Stock is entitled to one vote for each share of Series 1 Preferred Stock held on the Record Date. Metromedia was the sole holder of Series 1 Preferred Stock on such date and has indicated its intention to vote for the three nominees.


INFORMATION ABOUT NOMINEES AND EXECUTIVE OFFICERS

     The following states each nominee's and each executive officer's age, principal occupation, present position with the Company and the year in which each nominee first was elected a director (each serving continuously since first elected except as set forth otherwise). Unless indicated otherwise, each individual has held his present position for at least five years. All references to "the Company" include for these purposes LDDS-TN and its predecessors.

     CARL J. AYCOCK, 46, has served as Secretary of the Company since 1987. Mr. Aycock was the Secretary and Chief Financial Officer of Master Corporation, a motel management and ownership company, from 1989 until 1992. Subsequent to 1992, Mr. Aycock has managed a private investment portfolio. Mr. Aycock has been a director of the Company since 1983.


     MAX E. BOBBITT, 50, has been a director of the Company since December 1992. He was a director of Advanced Telecommunications Corporation ("ATC") until its merger with the Company in December 1992 (the "ATC Merger"). Mr. Bobbitt held various positions including President and Chief Operating Officer and director of ALLTEL, a telecommunications company, from 1970 until his retirement in January 1995.


     CHARLES T. CANNADA, 36, serves as Senior Vice President of the Company, which he joined in 1989. Prior to becoming Senior Vice President in January 1995, Mr. Cannada served as Treasurer, Chief Financial Officer and Assistant Secretary of the Company. From 1980 to 1989, he served in various capacities with Arthur Andersen LLP, independent public accountants.


     BERNARD J. EBBERS, 53, has been President and Chief Executive Officer of the Company since April 1985. He has served as a director of the Company since 1983.


     FRANCESCO GALESI, 64, has been a director of the Company since December 1992. He was a director of ATC until the ATC Merger. He is the Chairman and Chief Executive Officer of the Galesi Group, which includes companies engaged in distribution, manufacturing, real estate and telecommunications.

     STILES A. KELLETT, Jr, 51, has served as a director of the Company since 1981. Mr. Kellett is Chairman of the Board of Directors of Convalescent Services, Inc., a long-term health care company in

Atlanta, Georgia. He also serves as a director of Frederica Bank & Trust Company, St. Simons Island, Georgia.

     SILVIA KESSEL*, 44, is the President of Kluge & Company, which is a division of Metromedia engaged in financial analysis and investment advice, and Senior Vice President of Metromedia. Metromedia is a diversified, privately held investment partnership and management company engaged in a variety of businesses in the high technology, telecommunications, computerized painting, automotive parts and the food services and hospitality industries. Ms. Kessel has served as a director of the Company since consummation of the Mergers. She also is a director of Orion Pictures Corporation.


     JOHN W. KLUGE*, 80, Chairman of the Board of the Company, also serves as Metromedia's Chairman and President. Mr. Kluge has served as a director of the Company since consummation of the Mergers. He also is a director of The Bear Stearns Companies, Inc., Occidental Petroleum Corporation, Orion Pictures Corporation and Conair Corporation.


     GREGORY A. LEVERT, 48, serves as President, Communication Services of the Company, which he joined in December 1994. Prior to joining the Company, Mr. LeVert spent five years with MCI Telecommunications Corporation, a telecommunications company, and held various positions including President of MCI Global Accounts, President of MCI Central Division and Vice President of MCI National Accounts Marketing. Mr. LeVert has served as a director of the Company since March 1995.


     JOHN A. PORTER, 51, Vice Chairman of the Board of the Company, served as Chairman of the Board of Directors of the Company from 1988 until consummation of the Mergers. Mr. Porter serves as Chairman of the Board of Directors of Phillips & Brooks/Gladwin, Inc., a manufacturer of pay telephone enclosures and equipment. Mr. Porter is President and sole shareholder of P.M. Restaurant Group, Inc. which filed for protection under Chapter 11 of the U.S. Bankruptcy code in March 1995. He is also a director of Uniroyal Technology Corporation and Intelligent Electronics, Inc.


     STUART SUBOTNICK*, 53, is Executive Vice President of Metromedia. Mr. Subotnick has served as a director of the Company since consummation of the Mergers. He also serves as a director of Carnival Cruise Lines, Inc. and Orion Pictures Corporation.

     SCOTT D. SULLIVAN, 33, serves as Chief Financial Officer and Treasurer of the Company. From 1992 until December 1994, Mr. Sullivan served as Vice President and Assistant Treasurer of the Company. From 1989 until 1992, Mr. Sullivan served as an executive officer of two long-distance companies, including ATC. From 1983 to 1989, Mr. Sullivan served in various capacities with KPMG Peat Marwick LLP.


     LAWRENCE C. TUCKER, 52, is a general partner of Brown Brothers, which is the general and managing partner of The 1818 Fund, L.P. He is also a director of Dorr-Oliver Incorporated and Blenheim Group PLC.


     ROY A. WILKENS, 52, serves as President and Chief Executive Officer, WilTel, which the Company purchased in January 1995. Prior to such date, Mr. Wilkens held various positions with The Williams Companies, Inc., including President of Williams Pipe Line Co. and President and Chief Executive Officer of WilTel, Inc. Mr. Wilkens has served as a director of the Company since March 1995.

- ---------------

* Ms. Kessel and Messrs. Kluge and Subotnick currently serve and are nominated for re-election as directors pursuant to the Series 1 Preferred Terms.

                   INFORMATION CONCERNING BOARD OF DIRECTORS

COMMITTEES AND MEETINGS

     During 1994, the Board of Directors of the Company held five meetings. Each director attended at least 75% of the meetings of the Board of Directors, and of the meetings of committees on which such director served, except Stuart Subotnick, who missed two of the seven 1994 meetings of the Board of Directors and committee on which he served.

     The Board of Directors has a standing Audit Committee, consisting of Max E. Bobbitt (Chairman), Francesco Galesi and Stuart Subotnick. During 1994, the Audit Committee held two meetings. The Audit Committee performs the following functions: (a) review of periodic financial statements, (b) communication with independent accountants, (c) review of the Company's internal accounting controls, and (d) recommendation to the Board of Directors as to selection of independent accountants.

     The Board of Directors has a standing Compensation and Stock Option Committee consisting of Stiles A. Kellett, Jr. (Chairman), Danny M. Dunnaway and Silvia Kessel. The Compensation and Stock Option Committee held three meetings during 1994. The duties of the Compensation and Stock Option Committee are as follows: (a) to review and recommend to the Board of Directors the annual salary, fees, bonus and other benefits of the directors, officers and employees of the Company and the Company's subsidiaries; (b) to administer the stock option plans of the Company, including a determination of the individuals to whom options are granted and the terms and provisions of options under such plans; and (c) to review and submit to the Board of Directors recommendations concerning compensation, stock plans and other benefits to the Company's directors, officers and employees and expense account policies.


     The Board of Directors has a Nominating Committee consisting of John A. Porter (Chairman), Carl J. Aycock and John W. Kluge. The Nominating Committee did not meet during 1994. The duties of the Nominating Committee include recommending to the Board, if so requested by the Board, nominees for director, successors to the Chief Executive Officer in the event there is a vacancy in that office, and nominees for committee chairpersons and members. The Nominating Committee will give due consideration to written recommendations from shareholders entitled to vote in the election of directors. Under the Bylaws of the Company, such shareholders are entitled to nominate persons for election as directors only if written notice has been given as specified therein to the Company's Secretary, 515 East Amite Street, Jackson, Mississippi 39201-2702, not later than 90 days prior to the anniversary of the preceding year's meeting. Such notice must set forth information about the proposed nominee and the consent of the nominee, among other things. See "FUTURE PROPOSALS OF SECURITY HOLDERS."


COMPENSATION OF DIRECTORS

     The Company's directors are paid fees of $6,000 per year and $1,000 per meeting of the Board attended plus certain expenses. Committee members are paid a fee of $300 for any committee meeting attended on the same day as a Board meeting, and $500 for each committee meeting attended that is not on the same day as a Board meeting, plus certain expenses. The chairman of each committee receives an additional $1,000 per year.

     Pursuant to the Company's Second Amended and Restated 1990 Stock Option Plan, each director receives annually a non-discretionary grant of options to purchase 3,000 shares of the Company's Common Stock at the fair market value of such stock on the date of grant. Such options are immediately exercisable and expire on the earliest to occur of (a) ten years following the date of grant,
(b) three months following retirement, (c) 12 months following termination of service due to disability or death, (d) upon cessation of service for reasons other than retirement, death or disability, or (e) the day preceding the consummation of a specified change in control transaction, defined generally to include the dissolution or liquidation of the Company, a reorganization, merger or consolidation of the Company in which the Company is not the surviving corporation, or a sale of substantially all of the assets or 80% or more of the outstanding stock of the Company to another entity. The exercise price may be paid in cash or, in the discretion of the committee which administers the plan, Common Stock. In the discretion of such committee, shares receivable on exercise may be withheld to pay applicable taxes on the exercise.

               REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

GENERAL

     The Company's executive compensation program is administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee"). From September 15, 1993 to May 31, 1994, the Committee was composed of Carl J. Aycock (Chairman), Stiles A. Kellett, Jr. and Silvia Kessel. Since May 31, 1994, the Committee has been composed of Stiles A. Kellett, Jr. (Chairman), Danny M. Dunnaway and Silvia Kessel. None of the Committee members are employees of the Company.

     The Company's executive compensation policy as implemented by the Committee is designed to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have the skills, experience and talents required to promote the short- and long-term financial performance and growth of the Company. The compensation policy is based on the principle that the financial rewards to the executive must be aligned with the financial interests of the shareholders of the Company. In this manner, the Company will meet its ultimate responsibility to its shareholders.

     The Company's executive compensation has three elements: base salary, annual incentive compensation and long-term incentive compensation. The Committee is endeavoring to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code to the extent practicable while maintaining competitive compensation. The following is a summary of the considerations underlying each element.

BASE SALARY

     The Committee determines the salary ranges for each of the executive officer positions of the Company, based upon the level and scope of the responsibilities of the office and the pay levels of similarly positioned executive officers in comparable companies. With respect to executive officers other than the Chief Executive Officer, the evaluation of the Chief Executive Officer is of paramount importance in setting base salaries. The Committee's practice has been to establish base salaries for particular offices between the median and high end of the range of such salaries at comparable companies, in order to attract and retain the best qualified management team available. In 1994, base salaries for particular officers were consistent with this policy.


     The peer group of companies for comparison of compensation levels is composed of two other national facilities based, long distance telecommunications companies. Although the market shares of these companies exceed that of the Company, the Committee views these companies as comparable for purposes of reflecting the market in which the Company competes for executive talent. This is a smaller group than the peer group represented in the index used for stock performance comparisons elsewhere in this Proxy Statement under the caption "COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS." One of these companies is included in the index used for stock performance comparisons. The other company is not traded on the Nasdaq Stock Market and is therefore not included in the performance graph. The information as to salary and bonus ranges in the peer group companies is acquired through the review of public filings. The Committee is satisfied that it has accurate information with respect to salary ranges in the Company's peer group.


     The Committee begins its annual compensation review in November, and it meets in the following February of each year to set the compensation of the Company's executive officers. The Committee considers (i) the Company's performance as evidenced in changes in the price of the Common Stock during the year as compared to changes in its industry and the broader economic environment, (ii) the Chief Executive Officer's recommendations with respect to a particular officer, (iii) the officer's individual performance, (iv) any significant changes in the officer's level of responsibility, and (v) each officer's then-current salary within the range of salaries for such position. The Committee includes significant qualitative components in evaluating the individual performance of each executive officer. These components include the officer's leadership, teambuilding and motivational skills, adaptability to rapid change, and assimilation of new technical knowledge to meet the demands of the industry's customers. In this qualitative evaluation, the Committee exercises its collective judgment as to the officer's contributions to the growth and success of the Company during the prior year and the expected contributions of such officer in the future.

     The proposed salary increases, as well as the annual and long-term incentive awards, are presented for the approval of the Board of Directors of the Company. Generally, such salary increases are made retroactive to January 1 of the current year. For 1995, executive officers' salaries were adjusted consistent with the policy to pay between the median and high end of the range of such salaries at comparable companies, and the completion of the merger with IDB Communications Group, Inc. on December 30, 1994 (the "IDB Merger") and the acquisition of Williams Telecommunications Group, Inc. (the "WilTel Acquisition") on January 5, 1995, which significantly increased the size of the Company. The Company's Board of Directors unanimously approved the 1995 salary adjustments and the annual and long-term incentive awards for 1994.

ANNUAL INCENTIVE COMPENSATION

     The Company's executive officers, as well as other management employees, are eligible to receive annual cash bonus awards. The key components in determining the amount of such awards include the financial performance of the Company in the context of the overall industry and economic environment, generally as evidenced by changes in the Common Stock price during the prior year, as well as the individual growth and success of the Company as measured primarily by revenues. The judgment of each member of the Committee and, in the case of other executive officers, of the Chief Executive Officer as to the impact of the individual on the financial performance of the Company also are considered. Based largely upon internal growth, the IDB Merger and the WilTel Acquisition, the Committee awarded bonuses for 1994 which fell between the median and high end of the range of annual bonuses at the peer group companies. The change in Common Stock price in 1994 was not strongly considered due to the overall decline experienced in the market generally.

     In 1994, the Company adopted the Annual Performance Bonus Plan (the "Plan"), which relates to certain cash bonuses for the Chief Executive Officer. The bonuses are predicated on the achievement by the Company of one or more quantitative performance goals for the year. Over time, in light of its experience with the Plan and other compensation-related considerations, the Committee may expand the number of participants in the Plan to include other executive officers of the Company. Subject to attainment of the specified performance goal(s) and the limitation with respect to the maximum bonus payable under the Plan, the Committee intends to exercise its judgment as to individual contributions to the Company's performance, as set forth above under the caption "Base Salary," in determining the actual amount of the bonus or bonuses to be paid under the Plan.

LONG-TERM INCENTIVE COMPENSATION


     The Committee believes that long-term incentive compensation in the form of stock options is the most direct way of making executive compensation dependent upon increases in shareholder value. The Company's stock option plans provide the means through which executive officers can build an investment in Company Common Stock which will align such officers' economic interests with the interests of shareholders. The value of the stock options historically has increased as a result of increases in the price of the Common Stock, and such options are highly valued by employees. The Committee believes that the grant of stock options has been a particularly important component of its success in retaining talented management employees.


     The exercise price of each option is the market price of the Common Stock on the date of grant. Options generally are exercisable immediately upon grant and have a term of ten years. The Committee believes that stock options give the executive officers greater incentives throughout the term of the options to strive to operate the Company in a manner that directly affects the financial interests of the shareholders both on a long-term, as well as a short-term, basis.

     In determining the number of option shares to grant to executive officers, the Committee considers on a subjective basis the same factors as it does in determining the other components of compensation, with no single factor accorded special weight. The recommendation of the Chief Executive Officer is of paramount importance in determining awards as to persons other than himself. Prior option grants to the individual involved are not considered in making new nonqualified option grants.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Ebbers' base salary, annual incentive compensation and long-term incentive compensation are determined by the Committee based upon the same factors as those employed by the Committee for executive officers generally, with exception for cash bonuses granted under the Plan and, as discussed below, under the 1995 Special Performance Bonus Plan (the "1995 Plan"). The total compensation package of Mr. Ebbers is designed to be competitive within the industry while creating awards for short- and long-term performance in line with the financial interests of the shareholders. In 1994, the compensation package for Mr. Ebbers was consistent with this policy.


     During 1993, the Company's stock price (adjusted for stock dividends during 1993 and 1994) increased from $15.59 to $24.125 per share, and the Company increased significantly in size upon the Mergers, having $2.5 billion in total assets as of December 31, 1993, and $1.14 billion in revenues for the year ended December 31, 1993 (before restatement for the IDB Merger, which was accounted for as a pooling-of-interests). In recognition of these achievements, the Committee determined to increase Mr. Ebbers' base salary in 1994 by approximately 40% over his 1993 salary, to $700,000. During 1994, after restatement for the IDB Merger, revenues increased from $1.5 billion to $2.2 billion. Also, on January 5, 1995, the Company completed the WilTel Acquisition for approximately $2.5 billion in cash. On a pro forma basis, the combined assets and revenues of these companies for 1994 totaled $6.4 billion and $3.1 billion, respectively. In recognition of these achievements, the Committee determined to increase Mr. Ebbers' base salary in 1995 to $850,000, an increase of 21% over his 1994 base salary. The Committee established a maximum bonus under the Plan for the Chief Executive Officer for 1994 equal to $750,000. It established specific performance goals for 1994 based on the attainment by the Company of specified minimum gross revenues and adjusted earnings per share of Common Stock. The Company achieved the performance goals, and the Committee determined to award the Chief Executive Officer the entire bonus, based on the factors discussed above.


     During 1994, the Committee granted Mr. Ebbers options exercisable for an aggregate of 100,000 shares of Common Stock. The Committee believes that options appropriately compose a significant portion of compensation for the reasons set forth above. In evaluating the number of options awarded, the Committee did not employ a formal valuation formula, but compared the number of options to the numbers of options awarded by the peer group companies.


     In 1994, the Company also adopted the 1995 Plan which relates to a special bonus for the Chief Executive Officer of the Company with respect to fiscal year 1995. The bonus is in addition to any other bonus payable to the Chief Executive Officer. The award of a bonus to the Chief Executive Officer under the 1995 Plan is predicated on the achievement by the Company of one or more performance goals during fiscal year 1995, as determined by the Committee. The Committee established a maximum bonus under the 1995 Plan for the Chief Executive of $1,000,000, and a performance goal, based on specified minimum gross revenues of the Company in any one month. The 1995 performance goal was achieved in January 1995 and the Committee awarded Mr. Ebbers the entire bonus, based on the factors discussed above.

CONCLUSION

     The Committee intends to continue its practice of basing executive compensation on stock price and other financial performance criteria in the context of the telecommunications industry and the broader economy, and on its qualitative evaluation of individual performance. Additionally, the Committee is augmenting, as applicable to the person(s) involved, these components of the compensation process with the quantitative measures of performance included in the Plan. The Committee believes that its compensation policies promote the goals of attracting, motivating, rewarding and retaining talented executives who will maximize value for the Company's shareholders.

                 THE COMPENSATION AND STOCK OPTION COMMITTEE
                                 APRIL 27, 1995

                 Through May 31, 1994:        Carl J. Aycock (Chairman)
                                              Stiles A. Kellett, Jr.
                                              Silvia Kessel
                 June 1, 1994 to Present:     Stiles A. Kellett, Jr. (Chairman)
                                              Danny M. Dunnaway
                                              Silvia Kessel

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS


     The following graphs and tables compare cumulative five-year shareholder returns (including reinvestment of dividends) on an indexed basis with the Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock Market (US Companies) and the CRSP Index for Nasdaq Telecommunications Stocks (SIC codes 4800 through 4899 -- US and Foreign Companies), the first reflecting LDDS-TN returns prior to the Mergers and the second reflecting the returns applicable to Resurgens prior to the Mergers. Upon a shareholder's written request to the Treasurer of the Company, the Company will promptly provide the names of the companies included in the indices. These indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved, and are not intended to forecast or be indicative of possible future performance of the Common Stock.


                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS

 Performance Graph for LDDS Communications, Inc. (LDDS -- TN Prior to 9/15/93)

                                   [GRAPH]

                                                                    Nasdaq
                                                                   Telecomm
                                                                  unications
                                                                    Stocks
                                   LDDS Com-     Nasdaq Stock      SIC 4800
      Measurement Period         munications,     Market (US     through 4899
    (Fiscal Year Covered)            Inc.         Companies)     US & Foreign
12/29/89                             100.0           100.0           100.0
12/31/90                             177.0            84.9            67.4
12/31/91                             405.7           136.3            93.0
12/31/92                             662.1           158.6           114.2
12/31/93                            1024.6           180.9           176.0
12/30/94                             825.5           176.9           145.7

- ---------------
Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.  The index level for all series was set to $100.00 on 12/29/89.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS

  Performance Graph for LDDS Communications, Inc. (Resurgens Prior to 9/15/93)

                                   [GRAPH]

                                                                    Nasdaq
                                                                   Telecomm
                                                                  unications
                                                                    Stocks
                                   LDDS Com-     Nasdaq Stock      SIC 4800
      Measurement Period         munications,     Market (US     through 4899
    (Fiscal Year Covered)            Inc.         Companies)     US & Foreign
12/29/89                              100.0           100.0           100.0
12/31/90                              107.9            84.9            67.4
12/31/91                               79.4           136.3            93.0
12/31/92                              184.1           158.6           114.2
12/31/93                              306.3           180.9           176.0
12/30/94                              246.8           176.9           145.7

- ---------------
Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.  The index level for all series was set to $100.00 on 12/29/89.

E. Resurgens was used prior to and exchanged for the Company ($46.50/share) on 9/15/93.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation of the named executive officers of the Company for the three years ended December 31, 1994, including compensation from LDDS-TN prior to the Mergers.


                                                                         LONG TERM
                                                                        COMPENSATION
                                                                        ------------
                                                                           AWARDS
                                                                        ------------
                                                                         SECURITIES
                                               ANNUAL COMPENSATION       UNDERLYING
              NAME AND                        ----------------------      OPTIONS/         ALL OTHER
         PRINCIPAL POSITION           YEAR    SALARY($)     BONUS($)      SARS(#)       COMPENSATION($)
- ------------------------------------- ----    ---------     --------    ------------    ---------------
Bernard J. Ebbers.................... 1994    $ 711,000(1)  $750,000      100,000/0         $ 8,994(2)
  President and                       1993    $ 514,250     $700,000      143,924/0         $ 8,994
  Chief Executive Officer             1992    $ 303,750     $500,000      143,924/0         $ 8,728
Charles T. Cannada................... 1994    $ 273,467     $302,000      120,000/0         $ 9,240(2)
  Senior Vice President               1993    $ 250,000     $ 75,000       47,974/0         $ 8,610
                                      1992    $ 150,000     $ 77,000       51,812/0         $76,228


- ---------------

(1) Amounts shown include director's fees.

(2) Matching contributions to the Company's 401(k) Salary Savings Plan.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning stock option grants made in the fiscal year ended December 31, 1994, to the individuals named in the Summary Compensation Table. There were no grants of SARs to said individuals during the year.


                                              INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                             ---------------------------------------------------   VALUE AT ASSUME ANNUAL
                               NUMBER OF     % OF TOTAL                             RATES OF STOCK PRICE
                              SECURITIES      OPTIONS     EXERCISE                 APPRECIATION FOR OPTION
                              UNDERLYING     GRANTED TO    OR BASE                         TERM(3)
                                OPTIONS      EMPLOYEES      PRICE     EXPIRATION   -----------------------
            NAME             GRANTED(#)(1)     IN FY      ($/SH)(2)      DATE        5%($)        10%(5)
- --------------------------  ---------------   ----------   ---------   ----------   ---------     ---------
Bernard J. Ebbers............    100,000        5.9%       $ 17.88      6/30/04    $1,124,464    $2,849,612
Charles T. Cannada...........    120,000        7.1%       $ 17.88      6/30/04    $1,349,356    $3,419,534


- ---------------

(1) The options terminate on the earlier of their expiration date or ten years after grant or, generally, immediately on termination for reasons other than retirement, disability or death; three months after termination of employment on retirement; 12 months after termination for disability or death; or on the day before the consummation of a specified change of control transaction, defined generally to include the dissolution or liquidation of the Company, a reorganization, merger or consolidation of the Company in which the Company is not the surviving corporation, or a sale of substantially all the assets or 80% or more of the outstanding stock of the Company to another entity. In the event of a change of control transaction, the Committee has the right, but not the obligation, to accelerate the time in which any option may be exercised prior to such termination. Mr. Ebbers' options are fully exercisable on the date of grant. Mr. Cannada's options become exercisable in three equal annual installments beginning with the date of grant through the second anniversary of grant.

(2) The exercise price may be paid in cash or, in the discretion of the Committee, by shares of Common Stock already owned or to be issued pursuant to the exercise, valued at the closing quoted selling price on the date of exercise, or a combination of cash and Common Stock.

(3) The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect the views of the Company as to the likely trend in the stock price. Actual gains, if any, on stock option exercises and Common Stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

     The following table sets forth information concerning the number and value realized as to options exercised during 1994 and options held at December 31, 1994, by the individuals named in the Summary Compensation Table and the value of those options held at such date. The options exercised were not exercised as SARs and no SARs were held at year end. All options had exercise prices lower than the fair market value of the Common Stock on December 31, 1994 ("in-the-money" options).


                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                       SHARES        VALUE        OPTIONS AT FY-END(#)              FY-END($)(2)
                     ACQUIRED ON   REALIZED    ---------------------------   ---------------------------
        NAME         EXERCISE(#)    ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ------------------- -------------  ---------   -----------   -------------   -----------   -------------
Bernard J. Ebbers....   324,502   $6,548,328     387,848             --      $1,725,824      $      --
Charles T. Cannada...    56,130    $ 967,340     139,786         80,000       $ 619,918      $ 124,600


- ---------------

(1) Based upon the difference between the closing price on the date of exercise and the option exercise price.

(2) Based upon a price of $19.4375 per share, being the closing price of Common Stock on December 31, 1994.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and 10% or greater shareholders of the Company ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that certain reports were not required, during the year ended December 31, 1994, the Reporting Persons have complied with all applicable Section 16(a) filing requirements.

TRANSACTIONS WITH MANAGEMENT

     During 1994, the Company made short-term loans aggregating $13,992,000 to the Chief Executive Officer of the Company. The loans were payable on demand with accrued interest at the Company's prevailing interest rate under its credit facilities. In August 1994, the entire loan balance, including accrued interest of $177,000, was paid in full.

     MCC leased approximately 139,700 square feet of space for its East Rutherford, New Jersey corporate headquarters, of which approximately 31,000 square feet is used by Metromedia. The Metromedia portion of the rent is approximately $692,000 per year. The entire lease is for a 15-year period, with various partial termination options. In addition, Metromedia guaranteed all of MCC's obligations under the lease for the East Rutherford, New Jersey headquarters. MCC also subleased or leased from Metromedia or affiliates of Metromedia certain additional office space in Secaucus, New Jersey; New York, New York; and Columbia, Maryland. The Company is currently evaluating these properties and leases to determine what action it will take thereunder.

     Pursuant to the terms of separate leases of microwave transmission facilities, the Company as successor to MCC made rental payments in 1994 to Metromedia in the amount of $16,587,000 and is obligated to make the following estimated minimum payments to Metromedia over the remaining terms of the leases, one of which expires in 1997 and the others expire in 2001: $17,359,000 (1995), $18,096,000 (1996), $11,367,000 (1997), $4,040,000 (1998) and $10,507,000 (in
the aggregate for the years from 1999 through 2001). In addition, at the end of the term of each of the leases, the Company may purchase the equipment covered by such lease at a price to be determined at such date in accordance with the provisions of each lease.


     MCC and Metromedia were parties to a Trademark License Agreement (the "License Agreement") which provided for an exclusive, royalty-free license by Metromedia of the name "Metromedia" to MCC for use solely in connection with MCC's long distance telecommunications business. Prior to the Mergers, the License Agreement was amended to provide the Company, as the successor to MCC, with a limited license to use the name "Metromedia" solely in connection with the Company's long distance telecommunications business for a period of three years. The Amended and Restated License Agreement provides that Metromedia may terminate the agreement in its sole discretion upon the occurrence of certain designated events, including, among others, if Metromedia's equity ownership in the Company declines below a designated percentage or if the Company breaches various provisions of the Amended and Restated License Agreement and such breaches are not cured within a designated period.


     MCC provided a 20% discount on its long distance services to Metromedia employees, and such discount has continued for Metromedia employees who were employed by Metromedia on September 15, 1993. In addition, MCC provided long distance service to certain affiliates of Metromedia. MCC believed that these services to the affiliates were provided on an arm's-length basis. The Company has continued these agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Subsequent to May 31, 1994, the members of the Company's Compensation and Stock Option Committee have been Stiles A. Kellett, Jr. (Chairman), Danny M. Dunnaway and Silvia Kessel. The Compensation and Stock Option Committee from September 15, 1993 to May 31, 1994 was composed of Carl J. Aycock (Chairman), Stiles A. Kellett, Jr. and Silvia Kessel. Mr. Aycock has served as Secretary of the Company since 1987.

           ITEM 2. APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
                TO CHANGE THE COMPANY'S NAME TO "WORLDCOM, INC."
                        FROM "LDDS COMMUNICATIONS, INC."


     The Board of Directors of the Company has unanimously adopted a resolution recommending that the Company's Articles of Incorporation be amended to change its name from "LDDS Communications, Inc." to "WorldCom, Inc.", subject to the approval by shareholders at the annual meeting. The Board of Directors of the Company believes that it is in the best interests of the Company to change its corporate name to appropriately express the Company's new image, direction and capabilities. The new name and corresponding corporate logo were designed to convey the message that the Company is a major participant in the worldwide telecommunications market.


     If approved by the shareholders at the annual meeting, the amendment will become effective upon the filing of an amendment to the Company's Articles of Incorporation with the Georgia Secretary of State. The change of the Company's name will be accomplished by amending Article One of the Company's Articles of Incorporation to read as follows:

        'Article One. The name of this corporation is WorldCom, Inc. This corporation is referred to hereinafter as the "Corporation".'

     The change in corporate name will not affect the validity or transferability of stock certificates presently outstanding and the Company's shareholders will not be required to exchange any certificates presently held by them.

     Approval of the amendment requires a majority of the votes entitled to be cast on the amendment by the holders of Common Stock, Series 1 Preferred Stock and Series 2 Preferred Stock as a single class, with the holders of Preferred Stock voting on an as-if-converted basis. Consequently, any shares not voted on the amendment (whether by abstention or broker non-votes) will have the same effect as votes against such amendment.

     The Board of Directors recommends a vote "FOR" approval of the amendment.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP ("Arthur Andersen") has been selected as the Company's independent accountant for 1995. Representatives of Arthur Andersen are expected to attend the annual meeting and will have the opportunity to make statements and respond to appropriate questions from shareholders.

     Upon effectiveness of the Mergers, the Surviving Corporation's Board of Directors authorized the Audit Committee of the Board of Directors to select an auditor to perform the audit of the books and accounts of the Surviving Corporation and its subsidiaries for the fiscal year ended December 31, 1993. On October 7, 1993, the Audit Committee engaged Arthur Andersen as such auditor and certifying accountant.

     Prior to the Mergers, Arthur Andersen was the certifying accountant of LDDS-TN, which, for accounting purposes, was the surviving corporation in the Mergers. From an accounting perspective, therefore, there has not been a change in certifying accountant. From a corporate law perspective, Ernst & Young, as the certifying accountant of Resurgens, was dismissed pursuant to resolutions of the Audit Committee on October 7, 1993. Ernst & Young's reports on the financial statements of Resurgens for the fiscal years ended June 30, 1992 and 1991 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, auditscope, or accounting principles. Ernst & Young has not reported on the financial statements of the Company for any period subsequent to June 30, 1992.

     In connection with the Mergers on September 15, 1993, there was a change of management of the Company. To the knowledge of current management, during the fiscal years ended June 30, 1992 and 1991, and the subsequent period through the date of dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if such disagreement was not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with the report on the financial statements.

                              REPORT ON FORM 10-K

     A copy of the Company's Report on Form 10-K for the period ended December 31, 1994, filed with the Securities and Exchange Commission (including related financial statements and schedules) is available to shareholders without charge, upon written request to Scott D. Sullivan, Treasurer, LDDS Communications, Inc., 515 East Amite Street, Jackson, Mississippi 39201-2702.

                      FUTURE PROPOSALS OF SECURITY HOLDERS

     All proposals of security holders intended to be presented at the 1996 annual meeting of shareholders must be received by the Company not later than December 29, 1995, for inclusion in the Company's 1996 proxy statement and form of proxy relating to the 1996 annual meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

     Under the Bylaws of the Company, shareholders entitled to vote in the election of directors may nominate one or more persons for election as directors only if written notice of such shareholder's intent to make such nomination or nominations has been given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting. Such notice must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected.

                                 OTHER BUSINESS

     The Company knows of no business to be brought before the annual meeting other than as set forth above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their best judgment.

                                 MISCELLANEOUS

     The Company will pay the cost of soliciting proxies in connection with the 1995 annual meeting. In addition to solicitation by use of the mails, certain directors, officers and regular employees of the Company may solicit the return of proxies by telephone, facsimile or other means, or personal interview, and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and will agree to reimburse them for their reasonable out-of-pocket expenses.

     Shareholders are urged to mark, sign and send in their proxies without delay.

                                            By Order of the Board of Directors

                                            Carl J. Aycock
                                            Secretary
Jackson, Mississippi
April 27, 1995

                                     PROXY
                           LDDS COMMUNICATIONS, INC.
                             515 East Amite Street
                        Jackson, Mississippi  39201-2702
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF SHAREHOLDERS, MAY 25, 1995

         The undersigned hereby appoints Bernard J. Ebbers and Carl J. Aycock, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Annual Meeting of Shareholders of LDDS Communications, Inc. (the "Company"), to be held on Thursday, May 25, 1995, commencing at 10:00 a.m. local time, at the corporate office of the Company, 515 East Amite Street, Jackson, Mississippi 39201-2702, and at any and all adjournments thereof, according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following, as more fully set forth in the Proxy Statement of the Company dated April 27, 1995.

1.       ELECTION OF DIRECTORS:
         [ ] FOR all nominees listed below, as applicable      [ ]  WITHHOLD AUTHORITY (to vote for ALL
              (except as marked to the contrary below)                 nominees listed below)

TO BE ELECTED BY HOLDERS OF COMMON STOCK AND SERIES 2 PREFERRED STOCK:  Carl J.

                  Aycock, Max E. Bobbitt, Bernard J. Ebbers,

         Francesco Galesi, Stiles A. Kellett, Jr., Gregory A. LeVert,

            John A. Porter, Lawrence C. Tucker and Roy A. Wilkens.

 TO BE ELECTED BY HOLDERS OF SERIES 1 PREFERRED STOCK:  Silvia Kessel, John W.
                          Kluge and Stuart Subotnick.
(INSTRUCTION:   To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

- ------------------------------------------------------------------------------------------------------------------------------------
2.       Proposal to approve the amendment to the Company's Amended and Restated Articles of Incorporation to change the Company's name to "WorldCom, Inc." from "LDDS Communications, Inc."
                          [ ]  FOR                          [ ]  AGAINST             [ ]  ABSTAIN

                                                    (Continued on reverse side)

- ------------------------------------------------------------------------------------------------------------------------------------

3.       In their discretion with respect to such other business as properly may come before the meeting or any adjournments thereof.





            THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 AND IN THE PROXIES' DISCRETION WITH RESPECT TO PROPOSAL 3.
                                        Dated:  _________________________, 1995.


                                        ________________________________________
                                                           Signature

                                        ________________________________________
                                                  Signature if held jointly

                                        Please sign exactly as name(s) appear
                                        on this proxy card.  When shares are
                                        held by joint tenants, both should sign.
                                        When signing as attorney-in-fact,
                                        executor, admini-strator, personal
                                        representative, trustee or guardian,
                                        please give full title as such.  If a
                                        corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer.  If a partnership,
                                        please sign in partnership name by
                                        authorized person.

       PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN THIS PROXY CARD USING
                            THE ENCLOSED ENVELOPE.